Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re HIPCRICKET, INC.,1 Debtor.	Chapter 11 Case No. 15-10104 (LSS) Related Docket Nos. 293, 361, 393 and 420

ORDER GRANTING FINAL APPROVAL
OF DISCLOSURE STATEMENT AND CONFIRMING AMENDED
CHAPTER 11 PLAN OF REORGANIZATION OF DEBTOR, AS MODIFIED

The above-captioned debtor and debtor in possession (the “Debtor”) and ESW Capital, LLC (“ESW” and, together with the Debtor, the “Proponents”), having filed (i) the  Amended Chapter 11 Plan of Reorganization of Debtor [Docket No. 293], (ii) the Plan Supplement Relating to the Amended Plan of Reorganization of Debtor [Docket No. 361], and (iii) the Amended Chapter 11 Plan of Reorganization of Debtor, As Modified [Docket No.420] (collectively with all exhibits and any other modifications, amendments, or supplements thereto, the “Plan”);2 the Court having entered, on March 31, 2015, the Order (I) Conditionally Approving the Amended Disclosure Statement; (II) Scheduling a Plan Confirmation Hearing; (III) Approving Procedures and Deadlines Concerning Executory Contracts and Unexpired Leases; (IV) Approving Solicitation Packages and Procedures; and (V) Approving the Form of Ballot [Docket No. 290] (the “Solicitation Procedures Order”), establishing, among other things, certain solicitation and voting tabulation procedures associated with the Plan; true and correct copies of the Plan being attached hereto as Exhibit A; the Court having conducted an evidentiary hearing to consider final approval of the Disclosure Statement (as defined below) and confirmation of the Plan on May 13, 2015 (the “Confirmation Hearing”); the Court having considered:  (a) the witness testimony at the Confirmation Hearing, as well as the declarations included among the exhibits admitted into evidence at the Confirmation Hearing, including (i) the Declaration of Todd Wilson in Support of Amended Chapter 11 Plan of Reorganization of Debtor [Docket No. 390] (the “Wilson Declaration”) and (ii) the Declaration of Catherine Nownes-Whitaker Regarding Analysis of Ballots for Accepting or Rejecting Amended Chapter 11 Plan of Reorganization of Debtor [Docket No.389] (the “Voting Declaration” and, together with the Wilson Declaration, the “Declarations”); (b) the arguments of counsel and all evidence proffered or adduced at the Hearing; (c) the objections to confirmation of the Plan (collectively, the “Objections”) asserted by (i) New York State Department of Taxation and Finance (“New York State”) [Docket No. 370], and (ii) the United States Trustee [Docket No. 277]; (d) the resolution and settlement of all of the Objections to confirmation of the Plan; and (e) the additional filings made by the Debtor in support of the Plan, including (i) the Amended Disclosure Statement for the Plan of Reorganization of Hipcricket, Inc. [Docket No. 294] (the “Disclosure Statement”), (ii) the Proponents’ Memorandum of Law (I) in Support of Confirmation of the Amended Plan of Reorganization of Debtor and (II) in Response to Objections Thereto [Docket No. 391] (the “Confirmation Memorandum”), (ii) the Notice of Filing of Proposed Order Granting Final Approval of Disclosure Statement and Confirming Amended Chapter 11 Plan of Reorganization of Debtor [Docket No. 392], and (iii) the series of Plan-related affidavits of service filed by Rust Consulting | Omni Bankruptcy (“Rust Omni”), the Debtor’s claims, noticing, balloting, and solicitation agent in this Chapter 11 Case, including Docket Nos. 309, 310, and 311 (collectively, the “Rust Omni Service Affidavit”);3 and the Court being familiar with the Plan, the Disclosure Statement and the relevant facts and circumstances concerning this Chapter 11 Case; the Court having taken judicial notice of the entire docket of this Chapter 11 Case and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, or adduced at the hearings held before the Court during this Chapter 11 Case; the Court having found that due and proper notice has been given with respect to the Hearing and the deadlines and procedures for voting on the Plan and asserting objections to the Plan consistent with the Solicitation Procedures Order; the appearance of all interested parties having been duly noted in the record of the Hearing; and upon the record of the Hearing, and after due deliberation thereon, and sufficient cause appearing therefor;

1The last four digits of the Debtor’s tax identification number are 2076. The location of the Debtor’s headquarters and the service address for the Debtor is 110 110th Avenue NE, Suite 410, Bellevue, WA 98004.

2	Capitalized terms used but not defined herein have the meanings given to them in the Plan.

3	Unless otherwise stated, citations to the Rust Omni Service Affidavit herein refer to Docket No. 309.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings of Fact and Conclusions of Law.  The findings set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Judicial Notice.  The Court takes judicial notice of the docket of the Chapter 11 Case maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence admitted and arguments made at the hearings held before the Court during the pendency of the Chapter 11 Case.

C. Exclusive Jurisdiction; Core Proceeding; Venue.  This Court has jurisdiction over the Chapter 11 Case and to confirm the Plan pursuant to 28 U.S.C. § 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b).  Venue is proper before this Court and in this District pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Chapter 11 Petition.  On January 20, 2015 (the “Petition Date”), the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code.  The Debtor has operated its business and managed its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in this Chapter 11 Case.

E. Eligibility for Relief.  The Debtor is a proper debtor under section 109 of the Bankruptcy Code and the Debtor is a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code.

F. Official Committee of Unsecured Creditors.  On January 30, 2015, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code (the “Committee”).

G. Notice, Transmittal, and Mailing of Solicitation Materials.  As evidenced by the Rust Omni Service Affidavit, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Combined Hearing, together with all deadline for objecting to and voting to accept or reject the Plan, have been provided as required by the Solicitation Procedures Order.  No other or further notice is necessary or shall be required.

H. Solicitation.  Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Solicitation Procedures Order, all applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations.

I. Disclosure Statement.  The Disclosure Statement provides holders of Claims entitled to vote on the Plan with adequate information to make an informed decision as to whether to vote to accept or reject the Plan in accordance with section 1125 of the Bankruptcy Code.  The Disclosure Statement also provides holders of Claims, holders of Equity Interests, and other entities with sufficient notice of the injunction, exculpation, and release provisions contained in Article XI of the Plan, in satisfaction of the requirements of Bankruptcy Rule 3016(c).

J. Vote Certification.  All procedures used to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.  As evidenced by the Vote Certification, Class 3 voted to accept the Plan.

K. Plan Supplement.  On April 27, 2015, the Debtor filed the Plan Supplement [Docket No. 361] (as subsequently amended), which included the (i) form of Amended and Restated Bylaws, (ii) form of Amended and Restated Certificate of Incorporation (together, with the foregoing item (i), the “Charter Documents”), (iii) form of Stock Purchase Agreement, (iv) Distribution Trust Agreement, and (v) disclosures pursuant to section 1129(a)(5) of the Bankruptcy Code.  All information and documents included in the Plan Supplement and the amendments thereto are integral to, part of, and incorporated by reference into the Plan.  The Plan Supplement complies with the terms of the Plan, and the filing and notice of such documents provided due, adequate, and sufficient notice in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is necessary or shall be required. Consistent with the terms of the Plan, the Debtor reserves its right to alter, amend, update, or modify the Plan Supplement before the Effective Date.

L. Modifications to the Plan.  Subsequent to April 3, 2015, the deadline to distribute the Solicitation Packages in compliance with the Solicitation Procedures Order, the Debtor made certain modifications to the Plan.  All modifications to the Plan since the entry of the Solicitation Procedures Order are consistent with the provisions of the Bankruptcy Code, including sections 1122, 1123, 1125, and 1127 of the Bankruptcy Code, including any modifications disclosed on the record at the Confirmation Hearing.  Except as provided for by law, contract, or previous order of the Bankruptcy Court, none of the modifications to the Plan made since the commencement of solicitation materially and adversely affects the treatment of any holder of a Claim or Interest under the Plan.  Accordingly, pursuant to section 1127(a) of the Bankruptcy Code, none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code.

M.   The filing of the Plan as modified and the disclosure of the Plan modifications on the record at or before the Combined Hearing constitute due, adequate, and sufficient notice of any and all of such modifications.

N. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of a Claim who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified.  No holder of a Claim shall be permitted to change its vote as a consequence of the Plan modifications, unless otherwise agreed to by the holder of the Claim and Debtor.  All modifications to the Plan made after the solicitation of the Plan are hereby approved, in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.  The Plan as modified shall constitute the Plan submitted for confirmation.

O. Bankruptcy Rule 3016.  The Plan is dated and identifies its proponents in accordance with Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement on the docket of the Chapter 11 Case satisfied Bankruptcy Rule 3016(b).

Compliance with Section 1129 of the Bankruptcy Code

P. Burden of Proof.  The Debtor has met its burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard.

Q. The Plan Complies With Section 1129(a) of the Bankruptcy Code.  The evidentiary record at the Confirmation Hearing, the Declarations, the contents of the Plan and the Disclosure Statement, the Rust Omni Service Affidavits, the Confirmation Memorandum, and the Court’s judicial notice of the complete record of this Chapter 11 Case support the findings of fact and conclusions of law set forth herein.

R. Section 1129(a)(1). The Plan complies with section 1129(a)(1) of the Bankruptcy Code, as the Plan complies with each applicable provision of the Bankruptcy Code.  In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.
In accordance with section 1122(a) of the Bankruptcy Code, (a) Article IV of the Plan classifies Claims and Equity Interests into five (5) separate Classes reflecting the differing characteristics of those Claims and Equity Interests between Classes and the distinct legal rights of the holders of those Claims and Equity Interests in the separate Classes; and (b) the Claims and Equity Interests within each Class are substantially similar to the other Claims or Equity Interests within the same Class.

2.	In accordance with section 1123(a)(1) of the Bankruptcy Code, Article V of the Plan properly classifies all Claims and Equity Interests that require classification.

3.	In accordance with section 1123(a)(2) of the Bankruptcy Code, section 3.3 of the Plan properly identifies and describes that Classes 1 and 2 are not impaired under the Plan.

4.	In accordance with section 1123(a)(3) of the Bankruptcy Code, sections 3.4 and 3.5 of the Plan properly identify and describe that Classes 3, 4, and 5 are impaired under the Plan.

5.
In accordance with section 1123(a)(4) of the Bankruptcy Code, Article V of the Plan treats each Claim or Interest against the Debtor, in each respective Class, the same as each other Claim or Interest in such Class.

6.
In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including, without limitation, (a) the vesting of assets of the Estate in the Reorganized Debtor (other than the Distribution Trust Assets), (b) the appointment and powers of the Distribution Trustee, (c) the establishment and funding of the Distribution Trust Account, (d) the retention and pursuit of certain litigation claims by the Distribution Trust, including the pursuit of the Distribution Trust Avoidance Actions subject to the oversight of the Oversight Board, and (e) the distribution of the Distribution Trust Fund and proceeds of the Distribution Trust Avoidance Actions.

7.	The Charter Documents, included in the Plan Supplement, conform to section 1123(a)(6) of the Bankruptcy Code’s prohibition on the issuance of non-voting equity securities.

8.
Pursuant to section 6.2 of the Plan and in accordance with section 1123(a)(7) of the Bankruptcy Code, the members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed and the Plan Sponsor may nominate and elect new members of the board of directors.  The members of the board of directors and officers of Reorganized Debtor will be selected in accordance with the Charter Documents, provided that certain directors and officers have been selected and identified as set forth in the Plan Supplement.

9.	Section 1123(a)(8) of the Bankruptcy Code is not applicable in this Chapter 11 Case because the Debtor is not an "individual."

10.	Consistent with section 1123(b)(1) of the Bankruptcy Code, Article V of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Equity Interests.

11.
Consistent with section 1123(b)(2) of the Bankruptcy Code, Article VIII of the Plan provides for the assumption or rejection of all of the executory contracts or unexpired leases of the Debtor that have not already been assumed or rejected in this Chapter 11 Case.

12.
Consistent with section 1123(b)(3) of the Bankruptcy Code, (a) section 6.6 of the Plan provides for the retention and pursuit of certain claims by the Distribution Trustee, including the Distribution Trust Avoidance Actions to be pursued subject to the oversight of the Oversight Board; and (b) Article XI of the Plan provides for the comprehensive settlement of claims and controversies relating to the rights that holders of Claims or Equity Interests may have with respect to any Allowed Claims or Equity Interests or any distributions made pursuant to the Plan on account of such Allowed Claims or Equity Interests.

13.	Section 1123(b)(4) of the Bankruptcy Code is not applicable because the Plan implements a reorganization of the company.

14.	Consistent with section 1123(b)(5) of the Bankruptcy Code, Article V of the Plan permissibly modifies the rights of holders of unsecured claims.

15.
Consistent with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including, without limitation, (a) Article V, governing distributions on account of Allowed Claims; (b) Article VII, establishing procedures for resolving Disputed Claims; (c) Articles VI and XI, providing for the preservation of certain causes of action, the comprehensive settlement of claims and controversies and related releases and injunctions against certain actions; and (d) Article XII, providing for the retention of jurisdiction by the Court over certain matters after the Effective Date.

16.	Section 1123(c) of the Bankruptcy Code is not applicable in this Chapter 11 Case because the Debtor is not an “individual.”

17.
In accordance with section 1123(d) of the Bankruptcy Code, Article VIII of the Plan provides for the payment of all Cure Amounts associated with the assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

S. Section 1129(a)(2).  The Debtor has complied with all applicable provisions of the Bankruptcy Code with respect to the Plan and the solicitation of acceptances or rejections thereof.  In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.
In compliance with the Solicitation Procedures Order, on or before April 3, 2015, the Debtor, through Rust Omni, caused copies of the following materials to be transmitted to the known holders of Claims in Classes that were entitled to vote to accept or reject the Plan (Claims in Class 3) (collectively, the “Voting Parties”):

▪	the Disclosure Statement;

▪	the Plan;

▪
the Notice of (I) Conditional Approval of Disclosure Statement; (II) Hearing to Consider Confirmation of the Plan; (III) Deadline for Filing Objections to Confirmation of the Plan; (IV) Deadline for Voting on the Plan; and (v) Bar Date for Filing Administrative Claims Established by the Plan (the “Combined Hearing Notice”);

▪	the Committee’s letter to the Voting Parties recommending that they vote to accept the Plan (the “Committee Support Letter”);

▪	an appropriate form of ballot and a pre-addressed postage prepaid return envelope (collectively with the materials described in the preceding bullets, the “Solicitation Package”).

2.
As evidenced by the Rust Omni Service Affidavit, the Debtor, through Rust Omni, caused to have published in the national edition of USA Today on April 6, 2015, notice of the Disclosure Statement, the Plan, the Confirmation Hearing, the deadlines for objecting to and voting to accept or reject the Plan, and the Administrative Claim Bar Date (the “Publication Notice”).

3.
In compliance with the Solicitation Procedures Order, on April 7, 2015, the Debtor, through Rust Omni, caused copies of the Solicitation Package to be served on the following additional parties (collectively, the “Additional Notice Parties”):

▪	additional representatives of the holders of Class 3 Claims who requested notices pertaining to Class 3 Claims;

4.
In compliance with the Solicitation Procedures Order, on April 3, 2015, the Debtor, through Rust Omni, caused copies of the Combined Hearing Notice to be served on all other parties listed on the Debtor’s creditor matrix.

5.
In compliance with the Solicitation Procedures Order, on April 3, 2015, the Debtor, through Rust Omni, caused copies of the Notice of Impaired Non-Voting Status and (I) Conditional Approval of Disclosure Statement; (II) Hearing to Consider Confirmation of the Plan; (III) Deadline for Filing Objections to Confirmation of the Plan; (IV) Deadline for Voting on the Plan; and (v) Bar Date for Filing Administrative Claims Established by the Plan (“Notice of Impaired Non-Voting Status”) and Notice of Non-Voting Status and Conditional Approval of Disclosure Statement; (II) Hearing to Consider Confirmation of the Plan; (III) Deadline for Filing Objections to Confirmation of the Plan; (IV) Deadline for Voting on the Plan; and (v) Bar Date for Filing Administrative Claims Established by the Plan (“Notice of Non-Voting Status”) to be served on parties not entitled to vote, as applicable.

6.
In addition, in compliance with the Solicitation Procedures Order, copies of the Solicitation Procedures Order, the Plan, and the Disclosure Statement have been available upon request from the Debtor’s counsel and, free of charge, at www.omnimngt.com/hipcricket (the “Rust Omni Website”) and the foregoing was set forth in the Combined Hearing Notice.

7.
On April 27, 2015, the Debtor filed the Plan Supplement  and, through Rust Omni, made the Plan Supplement available on the Rust Omni Website and served it on the Voting Parties and the Additional Notice Parties.

8.
On April 3, 2015, the Debtor filed the Notice of Filing of Exhibit B to the Amended Chapter 11 Plan of Reorganization of Hipcricket, Inc. (Schedule of Assumed Contracts and Unexpired Leases) [Docket No. 305] and, through Rust Omni, served it on the counterparties identified therein.

9.	The Debtor, through Rust Omni, provided additional service of the Combined Hearing Notice as specified in the Rust Omni Service Affidavits.

10.
The Combined Hearing Notice provided due and proper notice of the Hearing and all relevant dates, deadlines, procedures, and other information relating to the Plan and/or the solicitation of votes thereon, including, without limitation, the Voting Deadline and the Objection Deadline (as such terms are defined in the Combined Hearing Notice), the time, date, and place of the Hearing and the provisions in the Plan concerning certain of the third party releases provided for in the Plan.

11.
Based on the foregoing, all persons entitled to receive notice of the Disclosure Statement, the Plan, and the Hearing have received proper, timely, and adequate notice in accordance with the Solicitation Procedures Order, the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto.  As such, the Debtor is in compliance with section 1128 of the Bankruptcy Code and Bankruptcy Rules 2002(b) and 3017(d)–(f).  No other or further notice is required.

12.
Further, also based on the foregoing, the Proponents solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order.

13.
Based upon the procedures approved in the Solicitation Procedures Order, Rust Omni has made a determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Class 3 under the Plan.

14.
Exhibit A to the Voting Declaration sets forth the tabulation of votes and demonstrates that such tabulation was conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order.  See id.

T. Section 1129(a)(3).  The Plan has been proposed by the Proponents in good faith and in the belief that the proposed reorganization and establishment of the Distribution Trust will maximize value for the Debtor’s creditors.  The Plan accomplishes the goals promoted by section 1129(a)(3) of the Bankruptcy Code by enabling the Debtor to reorganize as a going concern and enabling the Distribution Trustee to make distributions to creditors on a fair and equitable basis, in accordance with the priorities established by the Bankruptcy Code.  As set forth in the Wilson Declaration, the Plan is the direct result of extensive good faith, arm’s length negotiations between the Debtor, the Committee, and the Plan Sponsor and thereby reflects substantial input from the principal constituencies having an interest in this Chapter 11 Case.  The Plan has been proposed with the legitimate and honest purpose of implementing a reorganization of the Debtor and maximizing the value of the Estate to achieve the best interests of the Debtor’s creditors.  In so finding, the Court has considered the totality of the circumstances in this Chapter 11 Case.  The strong support for the Plan by holders of Claims in Class 3 further demonstrates that the Plan was proposed in good faith.  Finally, as described in greater detail below, the Plan’s indemnification, exculpation, release, and injunction provisions are warranted, necessary, and appropriate, and are supported by sufficient consent and consideration under the circumstances of the Chapter 11 Case as a whole and are consistent with sections 105, 1123(b)(6), and 1129 of the Bankruptcy Code and applicable law in this Circuit.

U. Section 1129(a)(4).  No payment for services or costs and expenses in connection with this Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been or will be made by the Debtor other than payments that have been authorized by an order of the Court, including without limitation by the confirmation of the Plan by this Confirmation Order.  The Court has previously authorized the interim payment of the fees and expenses incurred by Professionals in connection with the Chapter 11 Case.  See Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 115].  Pursuant section 4.1(d)(ii) of the Plan, such Professionals’ applications for allowance of final compensation and reimbursement of expenses must be filed and served no later than thirty (30) days after the effective date of the Plan.  Such applications will be subject to review and approval by the Court.

V. Section 1129(a)(5).  The identity and affiliations of the individuals that will serve as directors and officers of the Reorganized Debtor have been disclosed in the Plan Supplement, in satisfaction of section 1129(a)(5)(A)(i) of the Bankruptcy Code.  Further, in accordance with section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the appointment of the directors and officers to such offices is consistent with the interests of creditors and with public policy inasmuch as no objection to their appointment was received.

W. Moreover, the identity and affiliation of the Distribution Trustee was disclosed in the Plan Supplement, in satisfaction of section 1129(a)(5)(A)(i) of the Bankruptcy Code.  Further, in accordance with section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the appointment of the Distribution Trustee is consistent with the interests of creditors and with public policy inasmuch as no objection to the proposed Distribution Trustee was received and the Committee participated in the selection and the negotiation of the compensation of the Distribution Trustee and the supporting work of the Distribution Trustee’s firm.

X. Section 1129(a)(6).  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.  As such, section 1129(a)(6) of the Bankruptcy Code is inapplicable in this Chapter 11 Case.

Y. Section 1129(a)(7).  Each holder of an impaired Claim or Equity Interest that has not accepted or is deemed not to have accepted the Plan will, on account of such Claim or Equity Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.  See Disclosure Statement at Art. VII.A.  The Debtor has demonstrated that the Plan is in the best interests of its creditors.

Z. Section 1129(a)(8).  Three of the five Classes under the Plan have either voted to accept the Plan, are deemed to have accepted the Plan, or are unimpaired under the Plan.  See Plan at Article III; Voting Declaration.  The holders of Claims in Class 4 shall not receive or retain any property under the Plan; therefore, Class 4 is deemed to have rejected the Plan.  See Plan at § 3.5.  The holders of Equity Interests in Class 5 shall neither receive nor retain any property under the Plan; therefore, Class 5 is deemed to have rejected the Plan.  See id.  Nevertheless, with respect to Classes 4 and 5, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting Classes of Claims and Equity Interests.

AA. Section 1129(a)(9).  The Plan provides treatment for Allowed Administrative Claims and Allowed Priority Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.  Unless otherwise agreed to, the holder of each Allowed Administrative Claim (other than the Allowed DIP Claim) and Allowed Priority Tax Claim will receive full payment in Cash on account of such Claim within the prompt timeframe specified in the Plan with respect to such Claims.  See Plan at Article IV.

BB. Section 1129(a)(10).  The Plan has been accepted by the only impaired Class entitled to vote on the Plan – Class 3 – without including the acceptance of the Plan by any insider.

CC. Section 1129(a)(11).  As evidenced by the Wilson Declaration, together with any additional evidence admitted at the Confirmation Hearing, the Plan is feasible and complies with section 1129(a)(11) of the Bankruptcy Code.  For example, the Debtor’s evidence concerning the financial resources of the Plan Sponsor demonstrates that (i) the Plan Sponsor has acquired more than 30 distressed software-related companies in the past 5 years, (ii) the Plan Sponsor and its affiliates are experienced in successfully turning around distressed situations to generate sustainable profits, and (iii) the Plan Sponsor reasonably believes that under its management, the Reorganized Debtor will enhance its relationships with its employees, customers, and vendors, while simultaneously engaging in cost-cutting efforts to drive efficiency and profitability.  The Plan Sponsor also possesses more than $20 million of liquidity and believes that it will be able to leverage its relationships, expertise, and know-how to help the Reorganized Debtor thrive.  Furthermore, the Distribution Trust Fund will be funded on the Effective Date.  Accordingly, no distributions to creditors under the Plan are dependent on any metrics related to the Reorganized Debtor.  See Plan at § 6.3.

DD. Section 1129(a)(12).  The Plan provides the Debtor or the Distribution Trustee, as applicable, will pay all fees required under 28 U.S.C. § 1930(a) until the Chapter 11 Case is closed, converted, or dismissed.  See Plan at § 4.1(c).

EE. Section 1129(a)(13).  The Debtor does not owe retiree benefits (as that term is defined under section 1114 of the Bankruptcy Code).  Thus, section 1129(a)(13) is inapplicable to the Plan.

FF. Sections 1129(a)(14)-(16).  Sections 1129(a)(14)-(16) of the Bankruptcy Code apply to individuals or nonprofit entities and are not applicable to the this Chapter 11 Case.

GG. Section 1129(b).  The Plan does not “discriminate unfairly” with respect to Classes 4 and 5, which are the only Classes that are impaired under the Plan and have not accepted the Plan (because these classes are deemed to reject the Plan).  First, the Claims in Class 4, which are Subordinated Claims, are legally distinct under the Bankruptcy Code from the Claims in the other Classes of Claims under the Plan.  Therefore, these Claims are properly classified in a separate Class and have not been classified separately for the purpose of unfair discrimination compared to other Claims.  With respect to the Equity Interests in Class 5, these interests are not classified separately for the purpose of unfair discrimination because Class 5 comprises all of the Equity Interests in the Debtor.  The Plan is otherwise “fair and equitable” under section 1129(b) of the Bankruptcy Code with respect to Classes 4 and 5 because:  (i) for Class 4, no holder of a Claim that is junior to the Claims in Class 4 is receiving or retaining any property under the Plan on account of such Claim; and (ii) for Class 5, no holder of an interest that is junior to the Equity Interests in Class 5 is receiving or retaining any property under the Plan on account of such interest.

HH. Section 1129(c).  The Plan is the only plan that has been filed in the Chapter 11 Case and it is the only plan that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code.  Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

II. Section 1129(d).  No party in interest, including but not limited to any governmental unit, has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is “the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933,” and the principal purpose of the Plan is not such avoidance.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

JJ. Section 1129(e).  Because the Debtor is not a “small business debtor” under section 101(51D) of the Bankruptcy Code, section 1129(e) of the Bankruptcy Code is not applicable to the Chapter 11 Case.

Means for Implementation of the Plan

KK. Implementation.  The various means for implementation of the Plan, as set forth in Article VI and other provisions of the Plan (collectively, the “Implementation Activities”), have been designed and proposed in good faith.  The Implementation Activities are adequate and will promote the maximization of the value of the ultimate recoveries under the Plan in a fair and equitable manner in accordance with the priorities established by the Bankruptcy Code.  The Implementation Activities are not intended to hinder, delay, or defraud any entity to which the Debtor is indebted on the Effective Date.  Pursuant to section 10.2 of the Plan, all remaining assets in the Estate – other than Distribution Trust Assets and funds earmarked for payment pursuant to section 6.4(e) of the Plan – will vest in the Reorganized Debtor as of the Effective Date.  Pursuant to section 6.4(e) of the Plan, all property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust and administered by the Distribution Trustee.

LL. Securities Exempt from Registration.  The undertakings and obligations of the Debtor pursuant to the Plan, including its undertakings and/or obligations to make distributions of securities including (i) the issuance of the New Equity to ESW, in its capacity as the DIP Lender and in its capacity as the Plan Sponsor, and (ii) the issuance of issuance of Beneficial Interests in the Distribution Trust, shall in each case be exempt, pursuant to section 1145 of the Bankruptcy Code, from Section 5 of the Securities Act of 1933 and from any and all federal, state, or local laws requiring the registration of the offer, sale or other distribution of such securities by the Debtor to the maximum extent permitted by law.

MM. Executory Contracts and Unexpired Leases.  Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Article VIII of the Plan provides for the assumption of certain agreements specified on the Schedule of Assumed Contracts and Unexpired Leases and for the rejection of all remaining executory contracts and unexpired leases of the Debtor.  The Debtor’s determinations regarding the assumption or the rejection of executory contracts and unexpired leases are based on and within the sound business judgment of the Debtor, will aid in the implementation of the Plan, and are in the best interests of the Debtor, its Estate, and the holders of Claims and other parties in interest in the Chapter 11 Case.  The Debtor has filed and adequately served the Schedule of Assumed Contracts and Unexpired Leases identifying the executory contracts and unexpired leases to be assumed pursuant to section 8.1 of the Plan.  Section 8.2 of the Plan provides for the rejection of all other executory contracts and unexpired leases.

NN. Five former employees of the Debtor filed objections (collectively, the “Employee Assumption Objections”) to the proposed assumption of their Confidentiality and Non-Solicitation Agreements (collectively, the “Objecting Employee Agreements”) identified on the previous Schedule of Assumed Contracts and Unexpired Leases.4  As reflected in the current Schedule of Assumed Contracts annexed as Exhibit B to the Plan, the Reorganized Debtor has withdrawn the Objecting Employee Agreements from the Schedule of Assumed Contracts and Unexpired Leases.  Accordingly, the Employee Assumption Objections are moot.  The withdrawal of the Objecting Employee Agreements does not constitute an admission as to whether the Objecting Employee Agreements are executory.

OO. No other party objected to the rejection of any executory contracts or unexpired leases pursuant to section 8.2 of the Plan.

4
The four objecting employees are: (1) John Green [Docket Nos. 378 and 148]; (2) Ivan Braiker [Docket No. 164]; (3) Gay Gabrilska [Docket No. 164]; (4) Kim Donaldson [Docket No. 164]; and (5) Glenn Stansbury.

PP. Injunctions, Releases, and Discharge.  The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code and sections 105, 524, and 1141 of the Bankruptcy Code to approve the provisions with respect to the releases, exoneration, and discharge/injunction set forth in Article XI of the Plan.  The releases set forth in Article XI of the Plan represent a valid exercise of the Debtor’s business judgment and accordingly are appropriate under section 1123(b)(3)(A) of the Bankruptcy Code.  The releases set forth in Article XI of the Plan are deemed consented to by Creditors who were entitled to vote on the Plan and either did not submit a ballot or submitted a ballot and did not elect to opt out of such releases, as permitted by the ballots.  Creditors and Equity Interest holders who were deemed to reject the Plan and Creditors who submitted ballots that elected to opt out of such releases are deemed to have opted out of the releases set forth in section 11.4 of the Plan.  The exoneration provisions set forth in sections 11.3 of the Plan are appropriately tailored to protect the exculpated parties from inappropriate litigation and does not relieve any party of liability for willful misconduct.  The released parties pursuant to section 11.4 have contributed substantial value to the Debtor and the formulation of the Plan.  Such released parties’ efforts in negotiating and ultimately formulating the Plan enabled the Debtor to file the Plan.  The discharge and injunction set forth in sections 11.1 and 11.2 of the Plan comply with section 524(e) of the Bankruptcy Code and is important to the overall objectives of the Plan to finally resolve all claims against the Debtor in the Chapter 11 Case.  Based upon the record of this Chapter 11 Case and the evidence admitted at or prior to the Confirmation Hearing, this Court finds that the releases, injunctions, and exonerations set forth in Article XI of the Plan are consistent with the Bankruptcy Code and applicable law.

QQ. Other Findings.  To permit the Distribution Trustee to commence his duties as quickly as practicable, to promote prompt distributions under the Plan and Distribution Trust Agreement for the benefit of creditors and because a significant number of Implementation Activities are capable of being undertaken in short order, good cause exists to support the waiver of the stay imposed by Bankruptcy Rule 3020(e).

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:

1. Confirmation.  All requirements for confirmation of the Plan have been satisfied.  The Plan is CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code.  The terms of the Plan, exhibits to the Plan, the Plan Supplement, and any other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, and all amendments and modifications thereof, are expressly incorporated into, and form an integral part of, this Confirmation Order.  A copy of the Plan in the form confirmed is attached hereto as Exhibit A.

2. Final Approval of Disclosure Statement.  The Disclosure Statement is hereby APPROVED, on a final basis, pursuant to section 1125 of the Bankruptcy Code.

3. Objections.  All Objections that have not been withdrawn or resolved prior to the entry of this Order are overruled in all respects for the reasons set forth in the record of the Confirmation Hearing, which record is incorporated herein, and all withdrawn objections, if any, are deemed withdrawn with prejudice.

4. Omission of Reference to Particular Plan Provisions.  The failure to specifically describe or include any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be approved and confirmed in its entirety.

5. Implementation.  The Debtor, the Plan Sponsor, the Reorganized Debtor, and the Distribution Trustee, are authorized and directed to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, leases, agreements, or other documents created or executed in connection with the Plan Documents. Without further order or authorization of this Court, the Proponents, the Reorganized Debtor, the Distribution Trustee, and their successors are authorized and empowered to make all modifications to all Plan Documents that are consistent with the Plan.  Execution versions of the Plan Documents, where applicable, shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.

6. Effective Date.  The Effective Date of the Plan shall occur on the date determined by the Debtor, after reasonable consultation with the Committee and the Plan Sponsor, when the conditions set forth in section 13.2 of the Plan have been satisfied or, if applicable, waived in accordance with the Plan.

7. Modifications or Alterations to Plan.  To the extent the Plan has been modified, supplemented, or altered subsequent to solicitation, such modifications, supplements, and alterations constitute clarifications or technical changes, and do not materially adversely affect or change the treatment of any Claims or Equity Interests.  Accordingly, pursuant to Bankruptcy Rule 3019, such modifications or alterations, if any, do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

8. Binding Effect of Plan.  Subject to the occurrence of the Effective Date, the provisions of the Plan and this Confirmation Order shall be binding upon:  (a) the Reorganized Debtor; (b) the Distribution Trustee and any professionals or other parties assisting and supporting the Distribution Trustee; (c) the Oversight Board and its members and advisors; (d) all Professionals and Ordinary Course Professionals; (e) any and all non-Debtor parties to judicial or administrative proceedings in which the Debtor is a party; (f) any and all holders of Claims or Equity Interests (irrespective of (i) whether such Claims or Equity Interests are impaired under the Plan, (ii) whether the holders of such Claims or Equity Interests accepted, rejected, or are deemed to have accepted or rejected the Plan or (iii) whether such Claims or Equity Interests have been asserted in a filed proof of claim, proof of interest, request for administrative expense payment or other pleading or filing); (g) any and all non-Debtor parties to executory contracts or unexpired leases with the Debtor; (h) any party that had received or may be deemed to have received notice of the Plan and the Hearing; and (i) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. All settlements, compromises, releases, waivers, exonerations, and injunctions set forth in the Plan shall be, and hereby are, effective and binding on all Persons who may have had standing to assert any settled, released, exculpated, or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.

9. Distributions.  On and after the Effective Date, the Distributions on account of Allowed Claims and the resolution and treatment of Disputed Claims pursuant to Article VII of the Plan are authorized to occur and, without limitation on the other provisions of the Plan and this Confirmation Order concerning the powers, duties, and authority of the Distribution Trustee, the Distribution Trustee shall be authorized to effectuate such Distributions, resolution, and treatment.

10. Executory Contracts and Unexpired Leases.  The executory contract and unexpired lease provisions of Article VIII of the Plan, including without limitation the deemed rejection of executory contracts and unexpired leases pursuant to section 8.2 of the Plan, are specifically approved in all respects, are incorporated herein in their entirety, and are so ordered.

11. This Order shall constitute an order of the Court, pursuant to section 365 of the Bankruptcy Code, as of and conditioned on the occurrence of the Effective Date, approving (a) the assumption of the executory contracts and unexpired leases specified in the Schedule of Assumed Contracts and Unexpired Leases and (b) the rejection of all remaining executory contracts and unexpired leases of the Debtor.  For the avoidance of doubt, all executory contracts entered into by the Debtor postpetition are assumed by the Reorganized Debtor.

12. Payment of Certain Obligations.  Upon the funding of the Consideration as provided above in subsection (c), as soon as practicable thereafter, Todd Wilson, as the Chief Executive Officer and a representative of the Debtor, shall be authorized and directed to have the Debtor effectuate, funded from the Consideration, (i) the payments to eligible employees authorized under and subject to the Court’s Final Order Approving Amended Key Employee Incentive Plan and Authorizing Payments Thereunder entered on March 31, 2015 [Docket No. 287] (provided that the Debtor shall be authorized, in its discretion, to make any appropriate tax withholdings), and (ii) the payment to SITO Mobile, Ltd. of the Break-Up Fee and Expense Reimbursement, as such capitalized terms are defined in, and pursuant and subject to, the Court’s Order (A) Approving Bid Procedures for the Sale of Substantially All of Debtor’s Assets Outside the Ordinary Course of Business; (B) Scheduling an Auction and Hearing to Consider the  Sale and Approve the Form and Manner of Notice Related Thereto; (C) Approving Payment of a Break-Up Fee and Expense Reimbursement; and (D) Granting Related Relief [Docket No. 118].  Notwithstanding any other provision in the Plan to the contrary, the portion of the Consideration used to fund the foregoing payments shall be controlled by the Debtor and used strictly for the afore-mentioned purposes, and shall not constitute a part of the Distribution Trust Fund or a Distribution Trust Asset.

13. Bar Date for Rejection Claims.  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 8.2 of the Plan must be filed with the Court on or before thirty (30) days after the Effective Date (the “Rejection Damages Bar Date”).  Any such Claims not timely filed shall be forever barred.

14. Vesting of Assets.  Unless a cause of action against any entity is expressly waived, relinquished, released, or compromised in the Plan, all causes of action (including, without limitation, all Avoidance Actions and all causes of action in all other litigation presently pending in other forums) are hereby preserved for the benefit of the Debtor, the Reorganized Debtor, and the Distribution Trustee on their behalf, for adjudication, as applicable, by the Reorganized Debtor or the Distribution Trustee, in accordance with the Plan.

15. Without limiting the foregoing, the right of the Reorganized Debtor on behalf of the Debtor to pursue or adopt any claims alleged in any lawsuit in which the Debtor is a defendant or an interested party, against any entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits, are preserved.

16. Exemption from Transfer Taxes.  Pursuant to section 1146(a) of the Bankruptcy Code, the following shall not be subject to any stamp tax or other similar tax, real estate transfer tax, mortgage recording tax, filing fee, or similar tax:  (a) any of the Implementation Activities; (b) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (c) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (d) the making or assignment of any lease; (e) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (f) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Debtor’s assets in the Reorganized Debtor or the Distribution Trustee pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property.

17. Transfers by Debtor.  All transfers of property of the Debtor’s estate shall be free and clear of all Liens, charges, Claims, encumbrances, and other interests, except as expressly provided in the Plan or this Confirmation Order.

18. Securities Exempt from Registration.  To the maximum extent provided by section 1145 of the Bankruptcy Code and/or applicable non-bankruptcy law, the issuance under the Plan of the New Equity will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.  The issuance of the New Equity to the DIP Lender is or was in exchange for Claims against the Debtor within the meaning of section 1145(a)(1) of the Bankruptcy Code.  Pursuant to section 1145(c) of the Bankruptcy Code, the resale of any equity and any other securities issuable pursuant to the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, except for any restrictions set forth in section 1145(b) of the Bankruptcy Code and any restriction contained in the Plan Documents.

19. Extinguishment of Claims and Equity Interests.  Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Equity Interests and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtor or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, upon the Effective Date, all existing Claims against and Equity Interests in the Debtor shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtor, its successors or assignees, or any of its assets or properties any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

20. Discharge and Injunction.  The discharge, release, and injunction contained in sections 11.1 and 11.2 of the Plan are approved and authorized in all respects.

21. Terms of Existing Injunctions or Stays.  All injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

22. Exoneration and Reliance.  The exoneration contained in section 11.3 of the Plan is approved and authorized in all respects.

23. Releases.  The releases contained in section 11.4 of the Plan are approved and authorized in all respects.

24. Limitation of Liability.  The Protected Parties shall have all of the benefits and protections afforded under section 1125(e) of the Bankruptcy Code and applicable law.

25. No Successor Liability.  Pursuant to section 1141 of the Bankruptcy Code and Article XI of the Plan, the property of the Debtor’s estate shall vest in the Reorganized Debtor, free and clear of all claims and interests of creditors and equity holders of the Debtor. Moreover, pursuant to section 1141(d) of the Bankruptcy Code, the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the date confirmation, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

26. The issuance of New Equity or transfer of assets through the Plan shall not result in the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Equity Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its respective properties or assets or respective affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

27. For the avoidance of doubt, ESW shall assume no liabilities or fiduciary duties with respect to the 401(k) Plan in any respect whatsoever.

28. General Administrative Claim Bar Date Provisions. Unless previously filed or as otherwise governed by a bar date order or in another order of the Court, requests for payment of Administrative Claims must be filed with the Court and served on the parties identified in section 13.12 of the Plan by the Administrative Claim Bar Date, which shall be 30 days after the Effective Date.  Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, the Distribution Trust, or their respective property.  Objections to any requests for payment of Administrative Claims must be asserted by the Claim Objection Deadline.  In light of the notice of the Administrative Claims Bar Date provided to creditors and parties in interest in the Confirmation Hearing Notice, Notice of Impaired Non-Voting Status, Notice of Non-Voting Status, and Publication Notice, no other or further notice of the Administrative Claim Bar Date is required.

29. Professional Compensation. Each Professional shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case, for the period through the Effective Date, no later than thirty (30) days after the Effective Date.  Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

30. 28 U.S.C. § 1930 Fees.  Fees payable pursuant to 28 U.S.C. § 1930 constitute Administrative Claims under the Plan and shall be paid pursuant to section4.1(c) of the Plan.

31. New York State Reservation of Rights.  The third-party releases, injunction, and exoneration provisions contained in Article XI of the Plan shall not be effective as they relate to any person who may be liable for payment of withholding taxes or sales taxes pursuant to § 685 and § 1131 of the New York State Tax Law until such time as any allowed claims for such taxes are paid in accordance with the Plan or otherwise.

32. Yahoo! Reservation of Rights.  Nothing in the Plan or this Confirmation Order shall be, whether directly or indirectly, deemed to confer any immunity, exculpation, release, or other freedom from infringement or any wrongs involving Yahoo! IP, and Yahoo! may enforce the consequences of any infringement or any wrongs involving Yahoo! IP by the Debtor or any third party; provided, however, that Yahoo! shall not assert against or pursue the Plan Sponsor or the Reorganized Debtor for any infringement or any other wrongs involving the Yahoo! IP by the Debtor prior to the Effective Date.

33. Nothing in the Plan or this Confirmation Order shall directly or indirectly prevent Yahoo! from challenging, in court or through any governmental authority, agency, or instrumentality or otherwise, after the Effective Date the validity, interpretation, scope, or other effects of any of the Reorganized Debtor’s assets consisting of any U.S. or foreign patents, copyrights, trademarks, trade secrets, or other intellectual property, including without limitation the Debtor’s Patent No. 7,269,636 presently being re-examined by the Patent and Trademark Office.

34. The rights, claims, interests, and defenses of Yahoo! set forth in two preceding paragraphs shall not, whether directly or indirectly, be or be deemed enjoined, stayed, discharged, negated, barred, eliminated, or otherwise adversely affected by the Plan or Confirmation Order, except that Yahoo! shall not seek to impose on the Plan Sponsor or the Reorganized Debtor, Debtor liabilities existing prior to the Effective Date for acts or omissions of the Debtor prior to the Effective Date. The Yahoo! Rights shall be free and clear of any other provision in the Plan, in each case as to acts, omissions, transactions, events, circumstances, conditions, or matters that arise, continue in effect, or exist after the Effective Date.

35. Appointment of Distribution Trustee.  Mr. Peter Kravitz is hereby appointed to serve as the Distribution Trustee on the terms set forth in this Confirmation Order, the Plan, and the Distribution Trust Agreement (Exhibit D to the Plan Supplement).

36. Authorization, Duties, and Powers of Distribution Trustee.  The Distribution Trustee is hereby authorized to take any and all actions necessary or appropriate in furtherance of, and to implement, effectuate and consummate the Plan, this Confirmation Order, and the Implementation Activities contemplated thereby and hereby, including, without limitation, all of the Implementation Activities, procedures and undertakings specified in Article VII of the Plan and, further without limitation of the foregoing, all of the specified rights, duties, powers, options, and elections of the Distribution Trustee set forth in the Distribution Trust Agreement.  Moreover, the Distribution Trustee is authorized and directed to serve as the plan administrator of the Debtor’s 401(k) plan, to cause all appropriate or necessary documents related thereto to be prepared or filed timely, and to pay, from the Distribution Trust Operating Reserve, all costs and expenses he or she deems necessary or advisable in connection with the Debtor’s 401(k) plan.

37. Distribution Trustee Bond.  The Distribution Trustee shall not be required to post a bond or other security in connection with its obligations under this Distribution Trust Agreement.

38. Oversight Board.  Upon the Effective Date, the Oversight Board shall be deemed to be established.  As selected by the Committee and set forth in the Distribution Trust Agreement, the initial members of the Oversight Board shall be (a) Ken Harlan of MobileFuse LLC and (b) Jay Hirschson of StrikeAd U.S. Inc.  Any future vacancies on the Oversight Board shall be filled by election by other members of the Oversight Board.  The Oversight Board shall be a party in interest in the Chapter 11 Case and shall have the oversight rights and powers delineated in the Plan and Distribution Trust Agreement.  In all such instances, any disputes that cannot be resolved informally with the Oversight Board may be submitted to the Court for resolution on notice.  The Oversight Board may employ any and all such professionals and agents as it, in its reasonable discretion, deems reasonably necessary to perform its functions and in accordance with the Distribution Trust Agreement.  The fees and costs of such professionals shall be paid by the Distribution Trustee solely from the Distribution Trust Assets.

39. Compensation of Distribution Trustee.  The compensation of the Distribution Trustee and the work of its professionals in support of the Distribution Trustee, as well as reimbursement of the Distribution Trustee’s actual, reasonable, and necessary expenses incurred in connection with the performance of the Distribution Trustee’s duties, pursuant to the terms set forth in the Distribution Trust Agreement, shall be paid from the Distribution Trust Operating Reserve without further order of the Court, subject to the terms and conditions of the Distribution Trust Agreement.

40. Directive in Furtherance of Plan.  Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order.

41. Binding Effect of Prior Orders and Agreements.  Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Case, all documents and agreements executed by the Debtor as authorized and directed thereunder, and all motions or requests for relief by the Debtor pending before the Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Reorganized Debtor and the Distribution Trustee.

42. Final Order.  The stay of this Confirmation Order imposed by Bankruptcy Rule 3020(e) is hereby waived in accordance with Bankruptcy Rule 3020(e).  This Confirmation Order is a final order, and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

43. Notice of Confirmation and Effective Date.  Promptly following the occurrence of the Effective Date, pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Reorganized Debtor is directed to serve a notice of the entry of this Confirmation Order, the establishment hereunder of bar dates for certain Claims (including the Administrative Bar Date and the Rejection Damages Bar Date) and the occurrence of the Effective Date, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the “Confirmation and Effective Date Notice”), on all parties that received the Combined Hearing Notice.  The Reorganized Debtor is also directed to make copies of the Confirmation and Effective Date Notice available on the Rust Omni Website.

44. Insurance.  Nothing in the Disclosure Statement, the Plan, or the Confirmation Order alters the rights and obligations of the Debtor and the Debtor’s insurers (and third party claims administrators) under applicable insurance policies (and the agreements related thereto) or modifies the coverage provided thereunder or the terms and conditions thereof.  Any such rights and obligations shall be determined under the applicable insurance policies, any related agreement of the parties and applicable law.

45. Committee Dissolution.  On the Effective Date, the Committee will dissolve, and the members of the Committee and their respective Professionals will cease to have any duty, obligation, or role arising from or related to the Chapter 11 Case.

46. Plan and Confirmation Order Govern.  Without intending to modify any prior order of this Court (or any agreement, instrument, or document addressed by any prior order), in the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document); provided, further, that, for the avoidance of doubt, in the event of any inconsistency between the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall govern.

47. Jurisdiction.  The assets and affairs of the Debtor shall remain subject to the jurisdiction of this Court until the Effective Date.  Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, the Court shall retain such jurisdiction over the Chapter 11 Case to the fullest extent that is legally permissible.

Dated:            May 15, 2015

/s/ Laurie Selber Silverstein
The Honorable Laurie Selber Silverstein
United States Bankruptcy Judge

EXHIBIT A

Plan of Reorganization

[Attached as Exhibit 99.2 to this Form 8-K]

EXHIBIT B

Form of Confirmation and Effective Date Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re HIPCRICKET, INC.,5 Debtor.	Chapter 11 Case No. 15-10104 (LSS)

NOTICE OF (I) ENTRY OF ORDER CONFIRMING, AND

OCCURRENCE OF EFFECTIVE DATE OF, AMENDED CHAPTER 11 PLAN

OF DEBTOR; (II) BAR DATE FOR ADMINISTRATIVE CLAIMS;

AND (III) CERTAIN RELEASES AND INJUNCTION THEREUNDER

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan.

On May __, 2015, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No. ______] (the “Confirmation Order”) confirming the Amended Chapter 11 Plan of Reorganization of Hipcricket, Inc., As Modified [Docket No. ___] (collectively with all exhibits and supplements and any modifications or other amendments thereto, the “Plan”) in the chapter 11 case of the above-captioned debtor (the “Debtor”).  Capitalized terms used but not defined in this Notice have the meanings given to them in the Plan and the Confirmation Order.

2. Occurrence of the Effective Date; Distribution Trustee; Vesting of Assets.

Pursuant to paragraph 6 of the Confirmation Order, the Plan became effective on May __, 2015 at ______ ___.M.  (the “Effective Date”).  As of the Effective Date, among other things, (a) the Debtor continues in existence as the Reorganized Debtor; (b) the Distribution Trustee was appointed with the power to exercise the rights, power, and authority of the Distribution Trust under applicable provisions of the Plan, Distribution Trust Agreement, and bankruptcy and non-bankruptcy law; and (c) except as otherwise provided in the Plan, all property of the Estate and the Debtor (other than the Distribution Trust Assets) became the property of, and vested in, the Reorganized Debtor free and clear of all Claims, liens, charges, other encumbrances, and interests.  Except as otherwise provided in the Plan and Distribution Trust Agreement, all distributions to be made to creditors under the Plan shall be made by the Distribution Trustee (or his or her designated agent).

5The last four digits of the Debtor’s tax identification number are 2076. The location of the Debtor’s headquarters and the service address for the Debtor is 110 110th Avenue NE, Suite 410, Bellevue, WA 98004.

3. Resolution of Disputed Claims.

Except as otherwise provided in Article VII of the Plan, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and subject to section 502(a) of the Bankruptcy Code, the Distribution Trustee on behalf of the Distribution Trust has the right to make, file, prosecute, settle, compromise, withdraw, or resolve objections to Claims.  Further, the Distribution Trustee may settle, resolve, release, or compromise any Claims and objections to Claims on behalf of the Distribution Trust without need for notice or order of the Bankruptcy Court.

4. Releases; Exculpation; Injunction.

Discharge and Injunction.  Except as otherwise set forth in the Plan, upon the Effective Date, the Debtor and the Reorganized Debtor shall be discharged from all Claims or other debts that arose at any time before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim based on such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based on such debt is Allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim has accepted the Plan.  As of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or any other right that is terminated under the Bankruptcy Code or the Plan are permanently enjoined, to the full extent provided under section 524(a) of the Bankruptcy Code, from “the commencement or continuation of an action, the employment of process, or an act, to collect, recover or offset any such debt as a personal liability” of the Debtor or the Reorganized Debtor, except as otherwise set forth in this Plan.  Nothing contained in the foregoing discharge shall, to the full extent provided under section 524(e) of the Bankruptcy Code, affect the liability of any other entity on, or the property of any other entity for, any debt of the Debtor that is discharged under the Plan.

Terms of Existing Injunctions or Stays.  All injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

Exoneration and Reliance.  To the extent allowed by law, the Protected Parties shall not be liable, other than with respect to criminal liability under applicable law, willful misconduct, or bad faith under applicable law, to any holder of a Claim or Equity Interest or any other Person with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time after the Petition Date in connection with or related to the Chapter 11 Case, including without limitation, the negotiation, formulation, development, proposal, disclosure, solicitation, confirmation or implementation of the sales process and the Plan, and except with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, all such Persons are permanently enjoined from initiating a suit against any Protected Party. For purposes of this paragraph, Protected Parties excludes the Distribution Trust, Distribution Trustee, the DIP Lender, and the Plan Sponsor.

Releases by the Holders of Claims.  For good and valuable consideration, as of the Effective Date, a Creditor entitled to vote who either did not submit a ballot or submitted a ballot on the Plan but did not check the “Opt-Out” box electing to opt out of the release provisions contained in section 11.4 of the Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Debtor, its Estate, the Reorganized Debtor, the Committee, the Distribution Trust, the Distribution Trustee, the Plan Sponsor from any and all direct claims and causes of action held by such Creditor whatsoever, including prepetition claims and causes of action, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Debtor’s restructuring, the conduct of the Debtor’s business, the Chapter 11 Case, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, and/or the restructuring of Claims and Interests prior to or in the Chapter 11 Case, which claims are based in whole or in part on any act, omission, transaction, event or other occurrence (except for willful misconduct, ultra vires acts, or gross negligence) taking place before the Effective Date. A Creditor or Equity Interest holder who was deemed to reject the Plan, or returned a ballot with the “Opt-Out” box checked on the ballot (whether or not the ballot was otherwise properly executed) shall be deemed to have opted out of the releases set forth in section 11.4 of the Plan.

Limitation of Liability.  The Protected Parties shall have all of the benefits and protections afforded under section 1125(e) of the Bankruptcy Code and applicable law.

5. Rejection of Executory Contracts and Unexpired Leases Not Assumed.

Except as otherwise provided (i) in the Plan; (ii) in any contract, instrument, release, or other agreement or document entered into in connection with the Plan; or (iii) in a Final Order of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor rejected each executory contract and unexpired lease not previously assumed, assumed and assigned, or rejected during the Chapter 11 Case.  For the avoidance of doubt, executory contracts and unexpired leases listed on Exhibit B to the Plan were assumed as of the Effective Date, pursuant to section 365 of the Bankruptcy Code and the terms of the Confirmation Order.  In addition, all executory contracts entered into by the Debtor postpetition were assumed as of the Effective Date.

6. Bar Dates.

a. Administrative Bar Date.  Unless previously filed or as otherwise governed by a bar date order or in another order of the Court, requests for payment of Administrative Claims must be filed with the Court and served on the parties identified in section 13.12 of the Plan by June __, 2015, which is thirty (30) days after the Effective Date  (the “Administrative Claim Bar Date”).  Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, or its property.  Objections to any requests for payment of Administrative Claims must be asserted by the Claim Objection Deadline.  Notwithstanding the foregoing, a governmental unit shall not be required to file and serve a request for payment of an Administrative Claim with respect to any administrative expense of the type described in section 503(b)(1)(B) or section 503(b)(1)(C) of the Bankruptcy Code as a condition to such amounts being an allowed administrative expense.  Notice of the Administrative Claim Bar Date was previously provided to parties in interest, and nothing in this Notice is intended to extend the Administrative Claim Bar Date or recommence the occurrence of the Administrative Claim Bar Date.

b. Professional Compensation.  Each Professional shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case, for the period through the Effective Date, no later than June __, 2015, which is thirty (30) days after the Effective Date.  Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

c. Rejection Damages Bar Date.  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 8.2 of the Plan must be filed with the Court on or before June __, 2015, which is thirty (30) days after the Effective Date, and served as set forth below in Section 9.  Any such Claims not timely filed shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor, the Estate, the Distribution Trust, or their respective property.

7. Retention of Jurisdiction by Bankruptcy Court.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retained jurisdiction over the Chapter 11 Case after the Effective Date to the fullest extent legally permissible, including, without limitation, with respect to all matters specified in Article XII of the Plan.

8. Notice Parties' Service Addresses.

For purposes of serving requests for payment of Administrative Claims, applications for allowance of Fee Claims, and any other papers required to be served on the notice parties set forth in the Plan, such service should be made, as applicable, on:

a.	the Distribution Trustee, Peter Kravitz, c/o Province, Inc., 5915 Edmond Street, Suite 102, Las Vegas, Nevada 89118 (admin@provincefirm.com);

b.
counsel to the Debtor, Pachulski Stang Ziehl & Jones, 10100 Santa Monica Blvd., 13th Floor, Los Angeles, California 90067, Attn: Ira Kharasch, Esq. (ikharasch@pszjlaw.com) and Linda Cantor, Esq. (lcantor@pszjlaw.com);

c.
counsel to the Reorganized Debtor, (i) Haynes and Boone, LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, Attention: Charles A. Beckham, Jr., Esq. (charles.beckham@haynesboone.com); and (ii) Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112, Attention: Trevor R. Hoffmann, Esq. (trevor.hoffmann@haynesboone.com); and

d.	counsel to the Oversight Board, COOLEY LLP, 1114 Avenue of the Americas, New York, NY 10036-7798, Attn: Jay R. Indyke, Esq. (jindyke@cooley.com), Jeffrey L. Cohen, Esq. (jcohen@cooley.com)

9. Service Upon Claims and Noticing Agent.

Proofs of Claim arising from the rejection of executory contracts or unexpired leases should be served on the Debtor’s claims and noticing agent by mailing the original proof of claim to Hipcricket, Inc., Ballot Processing, c/o Rust Consulting | Omni Bankruptcy, 5955 DeSoto Avenue, Suite 100, Woodland Hills, CA 91367.  Proofs of Claim submitted by facsimile or e-mail shall not be accepted.

10. Copies of Confirmation Order.

Copies of the Plan and the Confirmation Order may be obtained for free at www.omnimgt.com/hipcricet or upon request from counsel to the Distribution Trustee.